Calculation of Filing Fee Tables
S-3
FIRST FINANCIAL BANCORP /OH/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Shares, no par value	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Shares, no par value	457(r)				0.0001381
Fees to be Paid	4	Other	Depositary Shares	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid	6	Other	Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Rights	457(r)				0.0001381
Fees to be Paid	8	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. (2) In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[2]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. (2) In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[3]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. (2) In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[4]	(a) See Notes 1 and 2. (b) Each depositary share will be issued pursuant to a deposit agreement and represent a fractional interest of a preferred share.

[5]	(a) See Notes 1 and 2. (b) Warrants to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities.

[6]	(a) See Notes 1 and 2. (b) Stock purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares, preferred shares or depositary shares at a future date or dates.

[7]	(a) See Notes 1 and 2. (b) Rights evidencing the right to purchase debt securities, common shares, preferred shares or depositary shares.

[8]	(a) See Notes 1 and 2. (b) Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A